Exhibit 5.1

January 18, 2019

Kitov Pharma Ltd.

One Azrieli Center, Round Building

Tel Aviv, Israel

Ladies and Gentlemen:

We have acted as Israeli counsel to Kitov Pharma Ltd., (the “Company”), an Israeli company, in connection with the issuance and sale by the Company of (i) 3,428,572 American Depositary Shares (the “Closing ADSs”), each representing one (1) ordinary share, no par value per share, of the Company representing 3,428,572 ordinary shares (the "Closing Ordinary Shares"), (ii) warrants (the “Investor Warrants") to purchase 2,571,430 ADSs (the “Investor Warrant ADSs”) and (iii) warrants to the Placement Agent (as defined below) (together with the Investor Warrants, the “Warrants") to purchase 240,000 ADSs (together with the Investor Warrant ADSs, the "Warrant ADSs"). Each ADS representing one (1) ordinary share, no par value per share of the Company. The Securities are being registered by the Company, which has engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) to act as an exclusive placement agent in connection with a public offering of the Company (the “Offering”). This opinion letter is rendered pursuant to Item 9 of Form F-3 promulgated by the United States Securities and Exchange Commission (the “SEC”) and Items 601(b)(5) and (b)(23) of the SEC’s Regulation S-K promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”).

In connection with this opinion, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of the registration statement on Form F-3 (Registration Statement No. 333-215037) (the “Registration Statement”) filed by the Company with the SEC and the prospectus supplement dated January 16, 2019 filed by the Company with the SEC in connection with the registration of certain securities pursuant to Rule 424(b)(5) and as to which this opinion is filed as an exhibit (the “Prospectus Supplement”), the Company’s Amended and Restated Articles of Association, resolutions of the Board of Directors which have heretofore been approved and relate to the Offering and such statutes, regulations, corporate records, documents, certificates and such other instruments that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, documents, certificates and instruments we have reviewed; (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof; and (v) the legal capacity of all natural persons.

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than the State of Israel.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Closing Ordinary Shares have been duly authorized for issuance, and upon issuance and delivery of the Closing ADSs against payment therefor as described in the Prospectus Supplement, the Closing Ordinary Shares will be duly validly issued, fully paid and non-assessable, and (ii) the ordinary shares underlying the Warrant ADSs, have been duly authorized, and when the Warrant ADSs are issued, sold and delivered by the Company upon exercise of the Warrants against receipt of the exercise price therefor in accordance with the Warrants, the ordinary shares underlying the Warrant ADSs will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement and to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Gross, Kleinhendler, Hodak, Halevy, Greenberg, Shenhav & Co.

Gross, Kleinhendler, Hodak, Halevy, Greenberg, Shenhav & Co.